Exhibit 21-a
ADC Telecommunications, Inc.
Subsidiaries
12/29/2005

Name	Jurisdiction

ADC (Australia) Technique PTY Limited	Australia

ADC (India) Communications & Infotech Private Limited	India

ADC AS	Norway

ADC Beteiligungsgesellschaft mbH	Germany

ADC Broadband (Hong Kong) Limited	Hong Kong

ADC Broadband Italy S.r.l.	Italy

ADC Broadband Wireless Group, Inc.	Pennsylvania

ADC Communications (Australia) PTY Limited	Australia

ADC Communications (NZ) Ltd.	New Zealand

ADC Communications (SEA) Pte. Ltd.	Singapore

ADC Communications (Shanghai)	People’s Republic of China
Company Ltd.

ADC Communications (Thailand) Ltd.	Thailand

ADC Communications (UK) Holding Ltd.	United Kingdom

ADC Communications (UK) Ltd.	United Kingdom

ADC Communications Hong Kong Limited	Hong Kong

ADC Communications Japan K.K.	Japan

ADC Connectivity Solutions LLC	Minnesota

ADC Czech Republic, s.r.o.	Czech Republic

ADC DSL Systems, Inc.	Delaware

ADC Danmark ApS	Denmark

ADC Digital Communications, Inc.	Delaware

Exhibit 21-a

Name	Jurisdiction

ADC EMEA Holding GmbH	Germany

ADC Europe N.V.	Belgium

ADC Global Holdings, Inc.	Minnesota

ADC GmbH	Germany

ADC Holding, Inc.	Delaware

ADC Incorporated	Colorado

ADC Informationssysteme GmbH	Germany

ADC International Holding Company	Minnesota

ADC International Holding, Inc.	Delaware

ADC International OUS, Inc.	Minnesota

ADC Irish Holding IA, LLC	Minnesota

ADC Irish Holding IIA, LLC	Minnesota

ADC Italia S.r.l	Italy

ADC Kommunikationstechnik GmbH	Austria

ADC Manufacturing Services PTY Limited	Australia

ADC Metrica Ireland Limited	Ireland

ADC OUS Holdings, LLC	Delaware

ADC Optical Systems, Inc.	Delaware

ADC Puerto Rico, Inc.	Puerto Rico

ADC Services Fulfillment, Inc.	New Jersey

ADC Services GmbH	Germany

ADC Soluciones de Conectividad, S.A.	Spain

ADC Systems Integration France SAS	France

ADC Telecom Canada Inc.	Canada

ADC Telecommunicacoes Industria e Comercio Ltda.	Brazil

Exhibit 21-a

Name	Jurisdiction

ADC Telecommunications (China) Limited	People’s Republic of China

ADC Telecommunications (Nanjing) Co. Ltd.	People’s Republic of China

ADC Telecommunications (Scotland) Limited	Scotland

ADC Telecommunications (Shanghai)
Distribution Co., Ltd.	People’s Republic of China

ADC Telecommunications (Switzerland) AG	Switzerland

ADC Telecommunications Australia Pty. Limited	Australia

ADC Telecommunications GmbH	Germany

ADC Telecommunications Netherlands B.V.	Netherlands

ADC Telecommunications Sales, Inc.	Minnesota

ADC Telecommunications Singapore Pte Limited	Singapore

ADC Telecommunications UK Ltd.	United Kingdom

ADC Telecomunicaciones Venezuela, S.A.	Venezuela

ADC Telecomunicacoes do Brasil Ltda.	Brazil

ADC USA Incorporated	Colorado

ADC Wireless Solutions LLC	Minnesota

ADC de Delicias, S. de R.L. de C.V.	Mexico

ADC de Juarez, S. de R.L. de C.V.	Mexico

ADC de Mexico S.A. de C.V.	Mexico

Codenoll Technology Corporation	Delaware

FONS (Ireland) Limited	Ireland

FONS Connectivity Corp.	Massachusetts

FONS Nitta (Hangzhou) Co., Ltd.	China

Exhibit 21-a

Name	Jurisdiction

FONS Nitta Asia Pacific Corporation	Japan

Fiber Optic Network Solutions Corp.	Massachusetts

G-Connect, Ltd.	Israel

KRONE (Africa) Pty. Ltd.	South Africa

KRONE Chile Ltda.	Chile

KRONE Communications Ltd.	India

KRONE Comunicaciones S.A. de C.V.	Mexico

KRONE Comunicacoes Ltda., Brazil	Brazil

KRONE Hellas Telecommunication .A., Greece	Greece

Nihon ADC Kabushiki Kaisha	Japan

OSS Software Corporation	New Jersey

OpenCell Corp.	Delaware

PT KRONE Indonesia	Indonesia

Princeton Optics, Inc.	New Jersey

Teleprocessing Products, Inc.	California

ZAO KRONE AG RF	Russia

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